UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

MEDCO HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Parsons Pond Drive, Franklin Lakes, NJ	07417
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Credit Facility

On August 18, 2005, Medco Health Solutions, Inc. (the “Company”) entered into a senior unsecured credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank N.A., as administrative agent, J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners, Bank of America, N.A., as syndication agent, The Bank of Tokyo-Mitsubishi Ltd., as co-syndication agent, Citicorp North America, Inc. and Wachovia Bank, N.A., as documentation agents, and the lenders party thereto (the “New Facility”). The New Facility consists of a $500,000,000 5-year revolving facility and a $750,000,000 5-year term loan facility. Material terms and conditions of the New Facility are described in Item 2.03 of this Current Report on Form 8-K, which description is hereby incorporated by reference.

Letter Agreement with David D. Stevens

On August 18, 2005, in connection with the acquisition by the Company of Accredo Health, Incorporated (“Accredo”) that is described in Item 2.01 below, the letter agreement, dated as of February 22, 2005, among the Company, Accredo and David D. Stevens (the “Letter Agreement”), Chief Executive Officer of Accredo, became effective. Mr. Stevens will continue in his position following the acquisition (and thereby has become an executive officer of the Company), overseeing Accredo’s current operations in addition to Medco Specialty, which has become part of the Accredo business segment of the Company.

Pursuant to the terms of the Letter Agreement, Mr. Stevens is entitled to an annual base salary of $515,052 and a guaranteed minimum bonus equal to 30% of this annual base salary for the period from July 1, 2005 to December 31, 2005, subject to continued employment through December 31, 2005. For calendar year 2006, Mr. Stevens will be eligible for a target bonus in accordance with a specific bonus plan to be developed by the Company. In addition, on August 18, 2005 and in accordance with the Letter Agreement, Mr. Stevens was granted 20,752 shares of restricted stock pursuant to the Accredo Health, Incorporated 2002 Long-Term Incentive Plan (the “Plan”), which vest on August 18, 2006 (provided Mr. Stevens is still employed by Accredo on that date), and he will be entitled to a cash retention award equal to one year’s base salary on the earlier of August 18, 2006 or the date that he terminates his employment with the Company for good reason or his employment is terminated other than for cause. Mr. Stevens also will be granted 70,000 options to purchase the Company’s common stock in September 2005, which will have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and will vest in four equal installments.

The Letter Agreement also provides that Mr. Stevens generally will be entitled to receive two years of continued health benefits upon termination of employment, and that Mr. Stevens will not compete with the Company or Accredo for two years following the termination of his employment. Mr. Stevens is eligible for continued coverage under employee benefit plans available to executives of Accredo and will be eligible to participate in the Accredo Deferred Compensation Plan through December 31, 2007 (to which Accredo will continue to make contribution credits as provided in such plan consistent with past practice).

The description of the Letter Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Accredo Health, Incorporated 2002 Long-Term Incentive Plan

On August 18, 2005, in connection with the acquisition by the Company of Accredo, the Company adopted the Accredo Health, Incorporated 2002 Long-Term Incentive Plan.

Purpose. The purpose of the Plan is to promote the Company’s success by linking the personal interest of its employees, officers, directors and consultants to those of its stockholders, and by providing participants with an incentive for outstanding performance. The Plan is administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”). Under the Plan, 5,711,695 shares have been authorized for issuance.

Awards. The Plan authorizes the granting of awards in the form of incentive stock options, non-qualified stock options, restricted stock and other share-based awards. No more than 10% of the shares authorized under the plan may be granted as restricted stock awards, and the maximum fair market value (measured as of the date of grant) of any restricted stock awards that may be received by any one person (less any consideration paid by the person for such award) during any one calendar year under the Plan is $2,000,000. The maximum number of shares of the Company’s common stock with respect to one or more options that may be granted during any one calendar year under the Plan to any one person is 467,135. The exercise price of an option may not be less than the fair market value of the underlying stock on the date of grant, and no option may have a term of more than 10 years.

Performance Goals. The Committee may designate any award as a qualified performance-based award in order to make the award fully deductible without regard to the $1,000,000 deduction limit imposed by Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”). If an award is so designated, the Committee must establish objectively determinable performance goals for the award prior to the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable tax regulations), and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

The Plan is intended to comply with Code Section 162(m) so that the grant of options under the Plan will be excluded from the calculation of annual compensation for purposes of Code Section 162(m) and will be fully deductible by the Company, whether or not the vesting of such options is based upon the performance goals.

Limitations on Transfer. No award is assignable or transferable by a participant other than by will or the laws of descent and distribution; provided, however, that the Committee may (but need not) permit other transfers where the Committee concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, state or federal tax or securities laws or regulations applicable to transferable awards.

Adjustments. In the event of a stock split, a dividend payable in shares of the Company’s stock, or a combination or consolidation of the Company’s stock into a lesser number of shares, the aggregate and annual authorization limits in the Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in a corporate transaction or event that affects its common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the aggregate and annual share authorization limits under the plan will be adjusted proportionately, and the Committee may adjust outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment. The Company’s Board of Directors or the Committee may, at any time and from time to time, terminate, amend or modify the Plan without stockholder approval, but they may condition any amendment on the approval of the Company’s stockholders if such approval is necessary or desirable under tax, securities or other applicable laws, policies or regulations. No termination or amendment of the Plan may adversely affect any award previously granted under the Plan without the written consent of the participant. The Committee may amend or terminate outstanding awards issued under the plan, but any such amendment that reduces or diminishes the value of an award determined as if the award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination will require the consent of the participant. Unless approved by the Company’s stockholders, however, the original term of an option may not be extended and the exercise price of an outstanding option may not be directly or indirectly reduced, except as otherwise permitted by the antidilution provisions of the Plan.

The description of the Plan contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Plan and the terms of restricted stock and incentive stock options that may be granted under the Plan, which are filed as Exhibits 10.3 to 10.7, respectively, of this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 18, 2005, the Company used part of the proceeds of the New Facility to terminate and satisfy in full the Company’s existing indebtedness outstanding pursuant to the Amended and Restated Credit Agreement, dated as of March 26, 2004, among the Company, JPMorgan Chase Bank, N.A., as revolving credit administrative agent and collateral agent, Citicorp North America, Inc., as term loan administrative agent, and the lenders party thereto (the “Existing Facility”), and to pay related fees and expenses incurred in connection with the termination. The Company did not pay any prepayment premium in connection with the early termination of the Existing Facility.

On August 18, 2005, in connection with the completion of the acquisition by the Company of Accredo, the Company also used part of the proceeds of the New Facility to terminate and satisfy in full Accredo’s existing indebtedness outstanding pursuant to the Second Amended and Restated Credit Agreement, dated as of July 21, 2004, among Accredo, certain subsidiaries of Accredo, as guarantors, the lenders party thereto, JPMorgan Chase Bank, as syndication agent, Wachovia Bank, National Association and First Tennessee Bank National Association, as co-documentation agents, and Bank of America, N.A., as administrative agent (the “Accredo Facility”), and to pay related fees and expenses incurred in connection with the termination. The Company did not pay any prepayment premium in connection with the early termination of the Accredo Facility. The description of the completion of the acquisition in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On August 18, 2005, the Company announced that the merger (the “Merger”) of Accredo with and into Raptor Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of the Company, was consummated in accordance with the Agreement and Plan of Merger, dated as of February 22, 2005, among the Company, Merger Sub and Accredo (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, each outstanding share of Accredo common stock was exchanged for $22.00 in cash and 0.49107 shares of Medco common stock, or approximately $46.38 for each Accredo share (based on a ten-day average closing price for Medco common stock as calculated pursuant to the Merger Agreement). Medco issued approximately 24.4 million shares to former Accredo stockholders, giving them an approximate 8.0 percent stake in the combined company. The aggregate value of the consideration paid to former Accredo stockholders in the Merger was approximately $2.3 billion. With the close of the transaction, Accredo, which traded under the symbol ACDO, ceased to be quoted on the NASDAQ. The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the acquisition of Accredo, the Company entered into the New Facility, the proceeds of which will be used, together with available cash, common stock and proceeds from the Company’s securitization program, (i) to finance the purchase price for the acquisition, (ii) to satisfy in full the Company’s existing indebtedness outstanding under the Existing Facility, (iii) to satisfy in full Accredo’s existing indebtedness outstanding under the Accredo Facility, (iv) to pay fees and expenses incurred in connection with (ii) and (iii) above, and (v) for other general corporate purposes. Upon completion of the acquisition of Accredo, the Company’s indebtedness outstanding under the New Facility was guaranteed by the surviving corporation in the Merger, which was renamed “Accredo Health, Incorporated” at the effective time of the Merger.

The Company has the right, no more than twice a year, to increase the aggregate funds of $1,250,000,000 available under the New Facility, up to a maximum total facility amount of $2,000,000,000. No lender under the New Facility is obligated to provide any such commitment increase.

On August 18, 2005, the Company borrowed a $750,000,000 term loan under the terms of the New Facility. Repayment of the five-year $750,000,000 term loan begins on December 30, 2005, with consecutive quarterly installments thereafter. The New Facility will bear interest based on a credit ratings grid, and initially will be set at a rate equal to LIBOR plus 0.625% per annum. The Company has the right to reduce amounts outstanding under the New Facility, without incurring prepayment penalties, by making payments in excess of the required minimum payments.

During the term of the New Facility, the Company will be subject to customary affirmative and negative covenants, including limits on the ability of subsidiaries that are not guarantors of the Company’s indebtedness to incur additional indebtedness, limits on the ability of the Company and its subsidiaries to create liens, engage in any consolidation or merger or otherwise liquidate or dissolve, or enter into transactions with affiliates.

Upon the occurrence of an event of default, the administrative agent and the lenders will have the option of terminating their commitments and declaring immediately due and payable all amounts outstanding under the New Facility. The credit agreement for the New Facility contains customary events of default including nonpayment of principal, interest, fees or other amounts, breach of representations and warranties, breach of covenants, cross-default to other indebtedness and certain bankruptcy events.

The description of the New Facility contained in this Item 2.03 does not purport to be complete and is qualified in its entirety by reference to the credit agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of February 22, 2005, among Medco Health Solutions, Inc., Raptor Merger Sub, Inc. and Accredo Health, Incorporated (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on February 23, 2005).

10.1	Credit Agreement, dated as of August 18, 2005, among Medco Health Solutions, Inc., as borrower, the lenders and issuing bank party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, The Bank of Tokyo-Mitsubishi Ltd., as co-syndication agent, Citicorp North America, Inc. and Wachovia Bank, N.A., as documentation agents and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.

10.2	Letter Agreement, dated as of February 22, 2005, between Medco Health Solutions, Inc. and David D. Stevens.

10.3	Accredo Health, Incorporated 2002 Long-Term Incentive Plan.

10.4	Terms for Accredo Health, Incorporated Restricted Stock Grants (1-year vesting).

10.5	Terms for Accredo Health, Incorporated Restricted Stock Grants (2-year vesting).

10.6	Terms for Accredo Health, Incorporated Restricted Stock Grants (3-year vesting).

10.7	Terms for Accredo Health, Incorporated incentive stock options.

99.1	Press Release dated August 18, 2005.

Cautionary Language Concerning Forward-Looking Statements

Information set forth in this document contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results might differ materially. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and Accredo and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in the Company’s filings with the SEC, which are available at the SEC’s Web site, http://www.sec.gov. The Company disclaims any obligation to update and revise statements contained in this presentation based on new information or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: August 24, 2005	By:	/s/ Edward C. Fargis
Edward C. Fargis
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of February 22, 2005, among Medco Health Solutions, Inc., Raptor Merger Sub, Inc. and Accredo Health, Incorporated (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by the Registrant with the SEC on February 23, 2005).

10.1	Credit Agreement, dated as of August 18, 2005, among Medco Health Solutions, Inc., as borrower, the lenders and issuing bank party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, The Bank of Tokyo-Mitsubishi Ltd., as co-syndication agent, Citicorp North America, Inc. and Wachovia Bank, N.A., as documentation agents and J.P. Morgan Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint bookrunners.

10.2	Letter Agreement, dated as of February 22, 2005, among Medco Health Solutions, Inc., Accredo Health, Incorporated and David D. Stevens.

10.3	Accredo Health, Incorporated 2002 Long-Term Incentive Plan.

10.4	Terms for Accredo Health, Incorporated Restricted Stock Grants (1-year vesting).

10.5	Terms for Accredo Health, Incorporated Restricted Stock Grants (2-year vesting).

10.6	Terms for Accredo Health, Incorporated Restricted Stock Grants (3-year vesting).

10.7	Terms for Accredo Health, Incorporated incentive stock options.

99.1	Press Release dated August 18, 2005.